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                                                                  Exhibit 19.1

                          SIXTH MODIFICATION AGREEMENT

         This SIXTH MODIFICATION AGREEMENT, dated as of November 22, 1994, is made by and among (i) Food 4 Less Supermarkets, Inc., a Delaware corporation ("Supermarkets"), (ii) Alpha Beta Company, a California corporation ("Alpha Beta"), Cala Foods, Inc., a California corporation ("Cala"), Falley's, Inc., a Kansas corporation ("Falley's"), and Food 4 Less Merchandising, Inc., a California corporation (together with Alpha Beta, Cala and Falley's, the "Subsidiary Borrowers"), (iii) Bay Area Warehouse Stores, Inc., a California corporation, Bell Markets, Inc., a California corporation, Cala Co., a Delaware corporation, Food 4 Less GM, Inc., a California corporation, Food 4 Less of California, Inc., a California corporation, and Food 4 Less of Southern California, Inc., a Delaware corporation (together with Supermarkets and the Subsidiary Borrowers, the "Loan Parties"), (iv) the Lender Parties (as defined in the Credit Agreement referred to below) whose signatures appear on the execution pages hereof, (v) Bankers Trust Company, Citicorp North America, Inc. ("Citicorp") and Chemical Bank (successor in interest to Manufacturers Hanover Trust Company), as co-agents for the Lender Parties (in such capacity, the "Co-Agents"), and (vi) Citicorp, as administrative agent for the Lender Parties (in such capacity, the "Administrative Agent").

         PRELIMINARY STATEMENTS:

         (1) Supermarkets, the Subsidiary Borrowers, the Lenders, the Designated Issuers of the Lenders, the Co-Agents and the Administrative Agent have entered into a Credit Agreement dated as of June 17, 1991, as amended by the First Modification Agreement dated as of January 24, 1992, the Second Modification Agreement dated as of April 13, 1992, the Third Modification Agreement dated as of September 15, 1992, the Fourth Modification Agreement dated as of October 9, 1992 and the Fifth Modification Agreement dated as of December 21, 1992 (as so amended, the "Credit Agreement"). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.

         (2) The Borrower has requested that the Required Lenders agree to amend certain provisions of the Credit Agreement as set forth herein to provide for the issuance by the Borrower of Notes in registered form. The undersigned Lender Parties have agreed to do so as hereinafter set forth upon the terms and conditions set forth below.

         SECTION 1. Amendments to Credit Agreement. Subject to the fulfillment of the conditions set forth in Section 2 hereof, the Credit Agreement is hereby amended as follows:

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         (a)     Section 1.01 of the Credit Agreement is amended by adding the following definitions:

               "'Non-U.S. Lender' has the meaning set forth in Section 2.05(d)."

                 "'Notes' means any promissory notes (including, without limitation, Registered Notes) delivered by any of the Borrowers pursuant to Section 2.05."

                 "'Registered Note' means a Note that has been issued in registered form pursuant to Section 2.05(d)."

                 "'U.S. Person' means any Person that is created or organized under the laws of the United States of America or any State thereof, or any estate or trust that is subject to United States Federal income taxation regardless of the source of its income."

                 "'U.S. Taxes' means any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof."

         (b) Section 2.05 of the Credit Agreement is amended by adding at the end thereof a new subsection (d) to read as follows:

                 "(d) Any Lender that is not a U.S. Person (each such Person being a 'Non-U.S. Lender') and that could become completely exempt from withholding of U.S. Taxes in respect to payment of the Obligations due to such Lender hereunder relating to its Term Advances if the Note or Notes evidencing its Term Advances were in registered form for United States Federal income tax purposes, may request, in a notice to Supermarkets and the Agent, (i) the exchange of such Non-U.S. Lender's Note or Notes evidencing its Term Advances for a Registered Note or Registered Notes (in which case Supermarkets agrees to promptly thereafter exchange such Note or Notes for a Registered Note or Registered Notes), or (ii) if Supermarkets has not previously issued a Note or Notes evidencing such Non-U.S. Lender's Term Advances, the issuance of a Registered Note or Registered Notes to evidence its Term Advances (in which event Supermarkets agrees to promptly thereafter issue such Registered Note or Registered Notes) (which Notes in either such case shall be in substantially the form of Exhibit L-1, except that it shall be legended on the face thereof as a 'Registered Note' and shall be made payable to such Non-U.S. Lender or its registered assigns). Registered Notes may not be exchanged for Notes that are not in registered form."

         (c) Section 4.07 (e) of the Credit Agreement is amended by inserting the following after the first sentence thereof:





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                 "If a Lender Party provides a form specified in clause (iii)
         above, such Lender Party shall deliver to Supermarkets an annual certificate stating that (A) such Lender Party is not a 'bank' within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code and
         (ii) such Lender Party shall promptly notify Supermarkets after it obtains knowledge that any fact set forth in such form or certificate ceases to be true and correct or if it otherwise determines that it is no longer in a position to provide such form or certificate to Supermarkets."

         (d)     Section 10.09 of the Credit Agreement is amended as follows:

                 (i) By inserting after the last parenthetical phrase in clause (iii) of subsection (a) thereof the following: "and, in the case of an assignment of a Registered Note, such Note, duly endorsed by (or accompanied by a written instrument of assignment or transfer duly executed by) the assigning Lender (as the registered holder thereof) to the assignee";

                 (ii) By inserting after the words "Assignment and Acceptance" the first time such words appear in the second sentence of subsection (a) thereof the following: "(which shall not be any earlier than the date on which the Agent so accepts and records the Assignment and Acceptance in the Register)";

                 (iii) By inserting after the words "Administrative Agent" in the first line of subsection (c) thereof the following: ", acting for this purpose as agent for the Borrower,";

                 (iv)     By inserting after the first sentence of subsection
         (c) thereof the following: "The Agent shall incur no liability of any kind to any Loan Party, any Lender Party or any other Person with respect to its maintenance of the Register or the recordation of information therein.";

                 (v) By deleting the word "may" in the original second sentence of subsection (c) thereof and inserting "shall" in lieu thereof, and by inserting after the word "hereunder" in the same sentence the following: "(and, in the case of Registered Notes, as the owner of the Registered Notes registered to it)";

                 (vi) By inserting after the words "Eligible Assignee" in subsection (d) thereof the following: "and, in the case of an assignment of a Registered Note, such Note, duly endorsed by (or accompanied by a written instrument of assignment or transfer duly executed by) the assigning Lender (as the registered holder thereof) to the assignee"; and

                 (vii) By adding after subsection (d) thereof a new subsection (d-1) to read in its entirety as follows:





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                          "(d-1)  Upon the acceptance by the Administrative
                 Agent of the Assignment and Acceptance, the parties to such Assignment and Acceptance may at any time request that new Notes be issued to the assigning Lender and the assignee by
                 (i) providing written notice of such request to the Administrative Agent and the applicable Borrower and (ii) delivering such assigning Lender's Notes, duly endorsed by (or accompanied by a written instrument of assignment or transfer duly executed by) the assigning Lender to the assignee, to the applicable Borrower (or, in the case of Registered Notes, to the Administrative Agent as agent for Supermarkets) for cancellation and exchange. The Administrative Agent, in the case of Registered Notes, shall register such transfer in the Register and shall forward the Registered Notes to Supermarkets for cancellation and exchange. Within five Business Days after its receipt of any Notes for cancellation and exchange pursuant to this subsection (d-1), together with notice from the Administrative Agent that is has accepted and recorded the Assignment and Acceptance, the applicable Borrower, at its own expense, shall execute and deliver to the assignee in exchange for the surrendered Notes a new Note or Notes payable to the order of such assignee (or, in the case of Registered Notes, payable to the assignee or its registered assigns) in an amount in each case equal to the applicable Commitment or Commitments assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained any Commitments hereunder, a new Note or Notes payable to the order of the assigning Lender (or, in the case of Registered Notes, payable to the assignor or its registered assigns) in an amount in each case equal to the applicable Commitment or Commitments retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit L-1, L- 2 or L-3, as applicable. The Administrative Agent shall incur no liability of any kind to any Loan Party, any Lender Party or any other Person with respect to the transfer, surrender, cancellation or exchange of the Notes."

         (e) Schedule 1 to Exhibit B (Assignment and Acceptance) to the Credit Agreement is amended by inserting the following prior to the line that begins with the words "Designated Issuer":

                 "Type of Note, if
                 any (indicate Registered
                 or Non-Registered)            ____________________________"


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         SECTION 2. Conditions of Effectiveness.  The effectiveness of this
Sixth Modification Agreement and the amendments set forth in Section 1 hereof shall be subject to receipt by the Administrative Agent of counterparts of this Sixth Modification Agreement executed by (A) Supermarkets, each of the Subsidiary Borrowers, and each of the other Loan Parties and (B) the Required Lenders (or, as to any of the Required Lenders, advice satisfactory to the Administrative Agent that such Required Lenders have executed this Sixth Modification Agreement).

         SECTION 3. Reference to and Effect on the Loan Documents. (a) On and after the effectiveness of this Sixth Modification Agreement, (i) each reference in the Credit Agreement to its name, "this Agreement", "hereunder", "hereof" or words of like import referring thereto, and each reference in the other Loan Documents to such name, "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby, and (ii) each reference in any Loan Document to any term defined in the Credit Agreement shall mean and be a reference to such term as defined therein after giving effect to the amendments set forth herein.

         (b) Except as specifically amended above, the Credit Agreement, the Guaranty and all other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

         (c) The execution, delivery and effectiveness of this Sixth Modification Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender Party under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

         SECTION 4. Execution in Counterparts. This Sixth Modification Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

         SECTION 5. GOVERNING LAW. THIS SIXTH MODIFICATION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW RULES OF ANY JURISDICTION).





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                                      S-1

         IN WITNESS WHEREOF, the parties hereto have caused this Sixth Modification Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                      BORROWERS:
                                      ---------


                                      FOOD 4 LESS SUPERMARKETS, INC.

                                      By:      /s/ Mark A. Resnik
                                               --------------------------------
                                               Title:  Vice President


                                      ALPHA BETA COMPANY

                                      By:      /s/ Mark A. Resnik
                                               --------------------------------
                                               Title:  Vice President


                                      CALA FOODS, INC.

                                      By:      /s/ Mark A. Resnik
                                               --------------------------------
                                               Title:  Vice President


                                      FALLEY'S, INC.

                                      By:      /s/ Mark A. Resnik
                                               --------------------------------
                                               Title:  Vice President


                                      FOOD 4 LESS MERCHANDISING, INC.

                                      By:      /s/ Mark A. Resnik
                                               --------------------------------
                                               Title:  Vice President

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                                      S-2

                                     OTHER LOAN PARTIES:
                                     ------------------


                                     BAY AREA WAREHOUSE STORES, INC.

                                     By:      /s/ Mark A. Resnik
                                              ---------------------------------
                                              Title:  Vice President


                                     BELL MARKETS, INC.

                                     By:      /s/ Mark A. Resnik
                                              ---------------------------------
                                              Title:  Vice President


                                     CALA CO.

                                     By:      /s/ Mark A. Resnik
                                              ---------------------------------
                                              Title:  Vice President


                                     FOOD 4 LESS GM, INC.

                                     By:      /s/ Mark A. Resnik
                                              ---------------------------------
                                              Title:  Vice President


                                     FOOD 4 LESS OF CALIFORNIA, INC.

                                     By:      /s/ Mark A. Resnik
                                              ---------------------------------
                                              Title:  Vice President


                                     FOOD 4 LESS OF SOUTHERN
                                     CALIFORNIA, INC.

                                     By:      /s/ Mark A. Resnik
                                              ---------------------------------
                                              Title:  Vice President